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                                                                      EXHIBIT 11



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this Port-Effective Amendment No. 47 to the registration statement under the Securities Act of 1933 (file number 2-28097) of our report dated February 24, 1996 on our audit of the financial statements and financial highlights of The Enterprise Group of Funds, Inc. appearing in the Registrant's 1996 Annual Report. We also consent to the reference to our Firm under the caption "Independent Accountants."




COOPERS & LYBRAND L.L.P.


Atlanta, Georgia
April 29, 1997